Exhibit 99.1

Applied DNA Reports 2020 Fiscal Second Quarter Financial Results

Company to Hold Conference Call and Webcast Today,
Thursday, May 14, 2020, at 4:30 p.m. EDT

STONY BROOK, N.Y. – May 14, 2020 – Applied DNA Sciences Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”) a leader in Polymerase Chain Reaction (PCR)-based DNA manufacturing that enables in vitro diagnostics, pre-clinical nucleic acid-based therapeutic drug candidates, supply chain security, anti-counterfeiting and anti-theft technology, today announced consolidated financial results for the fiscal second quarter and the six months ended March 31, 2020.

“Continued execution on our strategic priorities in our second fiscal quarter resulted in an expansion of our linear DNA story to include COVID-19 vaccine candidate and diagnostic kit programs and the addition of new development customers. These new development customers, several of which are leaders in the field of gene and redirected-cell therapies, demonstrate broadening interest and adoption of our proprietary linear DNA approach to preclinical biotherapeutics and diagnostics development and further validate linear DNA as a viable alternative for plasmid DNA,” stated Dr. James A. Hayward, president and CEO of Applied DNA.

“Most of our activities during the quarter were devoted to our COVID-19 development programs that serve to also elevate the profile of our PCR-based LinearDNA™ platform to the biopharma industry as a powerful, large-scale tool for the rapid manufacture of DNA-based therapeutics,” continued Dr. Hayward. “The global focus on the pandemic and the speed with which vaccine candidates are being developed are laying bare the limitations of modern vaccine development that are almost-exclusively reliant on plasmid-based technologies that are often slow and require much more downstream processing. Because our linear DNA approach does not require bacterial fermentation and has the added advantage of essentially no risk of contamination by genes for antibiotic resistance and other genetic contaminants, we believe our platform is well suited for such DNA-based therapeutics as engineered T cells, gene therapies, RNAi, and vaccines, such as for COVID-19 or future emerging infectious diseases. One new development customer, a global Top-20 pharmaceutical manufacturer, is evaluating the full scope of our platform to potentially serve as a foundational tool for their future genetic therapy pipeline. As the industry comes to terms with the limitations of plasmid-based technologies in terms of production speed and risk, we believe this will set the stage for a paradigm shift towards the rapid manufacturing of linear DNA vaccines with our LinearDNA™ platform as the accelerator.”

Concluded Dr. Hayward, “Looking ahead, we remain focused on driving interest and building demand for our linear DNA approach across certain highly-regulated markets, such as drug development, that we believe offer a path to higher and more recurring revenue. Takis Biotech (“Takis”) has initiated preclinical animal trials of our LinearDNA™ version of their vaccine candidates that we believe will demonstrate similar, robust immune responses to their plasmid-based constructs, but with the added advantage of speed and scalability to manufacture for global use. Concurrently, we are preparing for the possibility for Takis to progress to human trials this fall by readying our facility for compliance with the FDA’s cGMP regulations that govern the quality of biologics for human use. We have also developed our Linea™ COVID-19 high-throughput and high-sensitivity SARS-CoV-2 detection kit to enable mass-testing that can be a crucial tool in the toolbox of health systems and governments in the fight to further ‘flatten the curve’. Having received Emergency Use Authorization from the FDA today, we are now focused on the commercialization of our kit to assist frontline workers leading the charge against the pandemic. Pharmaceutical molecular tagging is another target market and one where the FDA has granted us entry into its Emerging Technology Program that gives us a path to drive the industry’s adoption of our authentication technologies and mitigate participation of counterfeit and adulterated drugs in the legitimate pharmaceutical supply chain. We will continue to build our business development pipeline and execute on our strategy to advance and prove the capabilities of linear DNA to drug developers and the broader pharmaceutical industry.”

Fiscal Second Quarter 2020 Financial Results:

•	Revenues decreased 29% for the second quarter of fiscal 2020 to $552 thousand, compared with $778 thousand reported in the same period of the prior fiscal year and decreased 13% from $634 for the first quarter of fiscal 2020. This decrease in revenues year over year is due to a decrease of $305 thousand in service revenues, offset by an increase of $79 thousand in product revenues. The decrease in service revenues is primarily attributable to a decrease from a government contract award that ended during the second half of fiscal 2019 and a decline in precommercial feasibility projects in both textiles and cannabis. The increase in product revenues was primarily related to an increase in biopharmaceutical revenues during the quarter ended March 31, 2020.

•	Total operating expenses decreased to $3.1 million for the second fiscal quarter of 2020, compared with $3.3 million in the prior fiscal year’s second quarter. This decrease is attributable to a decrease in professional fees of approximately $183 thousand due to reduced legal fees. To a lesser extent, the decrease relates to a reduction of approximately $64 thousand in travel fees as result of travel restrictions associated with COVID-19. This decrease was offset by an increase in research and development expenses of $52 thousand.

•	Net loss for the quarter ended March 31, 2020 was $3.0 million, or $0.79 per share, compared with a net loss of $2.7 million, or $3.22 per share, for the quarter ended March 31, 2019, an increase of 10%, and a net loss of $2.7 million, or $1.12 per share, for the quarter ended December 31, 2019.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $2.6 million and a negative $2.3 million for the quarters ended March 31, 2020 and 2019, respectively. See below for information regarding non-GAAP measures.

•	Cash was $8.7 million at March 31, 2020 that includes the exercise of warrants associated with the November 15, 2019 underwritten public offering (“the offering”) totaling approximately $2.8 million in net proceeds. Subsequent to March 31, 2020 the Company received a further $2.9 million of net proceeds through the exercise of warrants associated with the offering. There are a total of approximately 1.5 million warrants outstanding from the offering at May 14, 2020.

Six Months Ended March 31, 2020 Financial Results:

•	Revenues decreased 29% for the first half of fiscal 2020 to $1.2 million, compared with $1.7 million reported in the same period of the prior fiscal year. This decrease in revenue year over year is due to a decrease of $472 thousand in service revenues and a decrease of $5 thousand in product revenues. The decrease in service revenues is primarily attributable to a decrease from a government contract award that ended during the second half of fiscal 2019.

•	Total operating expenses decreased to $6.1 million for the six months ended March 31, 2020, compared with $7.2 million in the prior fiscal year’s first six months. This decrease is primarily attributable to decreases in payroll of approximately $272 thousand, attributable to headcount reductions, a decrease in stock-based compensation expense of approximately $262 thousand as well as decreases in legal and professional fees of $139 thousand, consulting fees of $121 thousand, reduced travel expenses of $110 thousand and research and development of $93 thousand.

•	Net loss for the six-month period ended March 31, 2020 was $5.6 million, or $1.76 per share, compared with a net loss of $5.9 million, or $6.51 per share, for the six months ended March 31, 2019, an improvement of 5%.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $5.0 million and a negative $4.9 million for the six months ended March 31, 2020 and 2019, respectively. See below for information regarding non-GAAP measures.

Select Quarterly Operational Highlights:

Applied DNA progressed its COVID-19 development program that spans both vaccine development and clinical diagnostic kit development:

•	On May 14, 2020, Applied DNA announced that it had received Emergency Use Authorization for its COVID-19 diagnostic Assay kit from the U.S. Food and Drug Administration (“FDA”). Clinical laboratories in the United States certified under Clinical Laboratory Improvement Amendments can immediately begin ordering and using the LineaTM COVID-19 assay kit to detect SARS-CoV-2, the virus that causes COVID-19;

•	On May 5, 2020, the Company announced that it had applied to the U.S. FDA for Emergency Use Authorization for its COVID-19 diagnostic kit, Linea™ COVID-19, a RT-PCR-based, high-sensitivity and high-throughput COVID-19 diagnostic test;

•	On May 4, 2020, Applied DNA and its COVID-19 development partner, Takis, announced that the first injections of their DNA vaccine candidates against the Spike protein (‘S’ gene) of the SARS-CoV-2 virus that causes the COVID-19 disease, have produced neutralizing antibodies in test animals. The studies were completed at the renowned Lazzaro Spallanzani National Institute for Infectious Diseases in Rome. These initial results were obtained using plasmids (the templates for LinearDNA™) to baseline results; Applied DNA’s linear DNA dose-response trials begin in the week of May 4, 2020;

•	On April 21, 2020, the Company signed an agreement with Stony Brook University Hospital to validate and implement the Company’s COVID-19 diagnostic test: Linea™ COVID-19. The diagnostic test targets the SARS-CoV-2 Spike (S) gene, which is also the subject of the Company’s COVID-19 vaccine development program;

•	On April 15, 2020, Applied DNA announced that it had shipped five linear DNA versions of COVID-19 vaccine candidates to its drug development partner, Takis, to support the immediate start of preclinical animal testing. Shipment of the vaccine candidates follows Takis’ receipt of approval from Italy’s Ministry of Health to begin preclinical testing. Concurrent with Takis’ animal trials, Applied DNA is preparing for cGMP production of selected vaccine candidate(s) to support human trials scheduled to begin this fall; and

•	On March 24, the Company announced that it had filed a provisional patent application with the U.S. Patent and Trademark Office for a diagnostic assay for COVID-19.

The Company’s LinearDNA™ platform for preclinical biotherapeutic (gene and redirected-cell therapies) and diagnostic applications development continued to shift towards broader adoption:

•	On March 26, the Company announced that it had shipped CAR T amplicons proprietary to a new development customer, the biologics subsidiary of a U.S.-based, global biopharmaceutical company, for use in evaluating the use of linear DNA; and

•	On March 20, Applied DNA announced the signing of a research agreement with a new development customer, a global Top-20 pharmaceutical manufacturer, to evaluate the full scope of the Company’s linear DNA platform to potentially improve the efficacy and safety of the customer’s CAR T therapy pipeline. The research agreement includes the Company’s patented technologies to maximize protein expression and unique linear DNA anti-CD19 CAR T construct for the treatment of acute lymphocytic leukemia.

The Company’s DNA tagging business for supply chain security continued to build awareness and adoption:

•	On February 24, the Company announced the receipt of international patents on its Beacon® secure optical molecular market technologies in China, Canada, and the U.S., each a key market for brand protection and assurance for Applied DNA;

•	On February 20, Applied DNA received Pareve kosher certification for products within its SigNature® and CertainT® brands from Orthodox Union, the world’s largest and most widely recognized international kosher certification agency. Certification supports the Company’s business development efforts in the food, pharmaceutical, and dietary supplements markets to maximize adoption of its molecular-based tagging platform; and

•	On February 19, the Company entered the dietary supplements market with a multi-year contract with Nutrition21, a trusted developer and supplier of novel and clinically substantiated branded ingredients for the nutritional supplement industry. Under the terms of the contract, the application of Applied DNA’s CertainT platform to Nutrition21’s leading sports supplement, Nitrosigine®, offers Nutrition21 the certainty of its ingredients all the way through to their customers’ finished products and onto retail shelves and online stores. Separately, the two companies signed an additional agreement to enable Nutrition21 to represent the CertainT platform throughout Nutrition21’s extensive network in the dietary supplement market.

Fiscal Second Quarter 2020 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal second quarter-end 2020 results on Thursday, May 14, 2020 at 4:30 PM EDT. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free: 1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA call

Live webcast: https://services.choruscall.com/links/apdn200507.html

Replay (available 1 hour following the conclusion of the live call through May 21, 2020):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10141899
•	Webcast replay: https://services.choruscall.com/links/apdn200507.html

For those unable to attend the live call, a copy of management’s PowerPoint presentation will be available for review under the ‘Events and Presentations’ section of the company’s Investor Relations web site: https://adnas.com/molecular-based-security/investors/

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping, and pre-clinical nucleic acid-based therapeutic drug candidates.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under ticker symbol ‘APDN’, and its publicly-traded warrants are listed on OTC under ticker symbol ‘APPDW’.

Forward-Looking Statements
The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to the possibility of a failure to make timely payment on its outstanding secured convertible notes and resulting enforcement by noteholders of remedies on collateral which includes substantially all of Applied DNA’s assets, its history of net losses, limited financial resources, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s or its partners therapeutic or diagnostic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, the unknown outcome of any applications or requests to U.S. FDA or equivalent foreign regulatory agencies, the unknown limited duration of any Emergency Use Authorization (EUA) approval from U.S. FDA, disruptions in the supply of raw materials and supplies, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 12, 2019 and our subsequent quarterly reports on Form 10-Q filed on February 6, 2020 and May 14, 2020, and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA Investor Relations, shurry@lhai.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2020 AND September 30, 2019

	March 31, 2020	September 30, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$8,662,889	$558,988
Accounts receivable, net of allowance of $4,500 at March 31, 2020 and September 30, 2019, respectively	549,123	839,951
Inventories	88,941	142,629
Prepaid expenses and other current assets	678,120	604,740
Total current assets	9,979,073	2,146,308

Property and equipment, net	265,400	226,221

Other assets:
Deferred offering costs	-	109,698
Deposits	76,085	62,351
Goodwill	285,386	285,386

Intangible assets, net	720,953	734,771
Total Assets	$11,326,897	$3,564,735

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities (including related party of $40,000 at March 31, 2020)	$1,178,358	$1,616,997
Deferred revenue	671,526	628,993
Total current liabilities	1,849,884	2,245,990

Long term accrued liabilities	722,564	621,970

Secured convertible notes payable, related party, net of debt issuance costs	1,485,673	1,442,497
Secured convertible notes payable, recorded at fair value	-	102,777
Total liabilities	4,058,121	4,413,234

Commitments and contingencies

Applied DNA Sciences, Inc. Stockholders’ Equity (Deficit):
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2020 and September 30, 2019, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2020 and September 30, 2019, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2020 and September 30, 2019, respectively	-	-

Common stock, par value $0.001 per share; 500,000,000 shares authorized; 4,059,943 and 1,207,993 shares issued and outstanding as of March 31, 2020 and September 30, 2019, respectively	4,060	1,208
Additional paid in capital	269,693,833	255,962,922
Accumulated deficit	(262,423,267)	(256,805,589)
Applied DNA Sciences, Inc. stockholders’ equity (deficit):	7,274,626	(841,459)
Noncontrolling interest	(5,850)	(7,040)
Total equity (deficit)	7,268,776	(848,499)

Total liabilities and equity (deficit)	$11,326,897	$3,564,735

See the accompanying notes to the condensed consolidated financial statements.

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED MARCH 31, 2020 AND 2019

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019

Revenues:

Product	$197,801	$119,036	$435,671	$440,747
Service	354,672	659,432	750,321	$1,222,044
Total revenues	552,473	778,468	1,185,992	1,662,791

Cost of revenues	179,582	133,141	411,613	286,626

Operating expenses:
Selling, general and administrative	2,285,544	2,528,914	4,658,957	5,611,295
Research and development	703,018	651,377	1,267,444	1,360,941
Depreciation and amortization	66,537	97,673	141,604	232,724

Total operating expenses	3,055,099	3,277,964	6,068,005	7,204,960

LOSS FROM OPERATIONS	(2,682,208)	(2,632,637)	(5,293,626)	(5,828,795)

Other (expense) income:
Interest (expense) income, net (including related parties interest of $25,840 and $49,310 for the three and six months ended March 31, 2019, respectively)	(29,096)	(37,417)	(58,187)	(69,028)
Other expense, net	(239,601)	(16,703)	(261,833)	(23,254)

Loss before provision for income taxes	(2,950,905)	(2,686,757)	(5,613,646)	(5,921,077)

Provision for income taxes	-	-	-	-

NET LOSS	(2,950,905)	(2,686,757)	(5,613,646)	(5,921,077)
Less: Net (income) loss attributable to noncontrolling interest	(1,220)	-	(1,190)	-
NET LOSS attributable to Applied DNA Sciences, Inc.	(2,952,125)	(2,686,757)	(5,614,836)	(5,921,077)
Deemed dividend related to warrant modifications	-	-	2,842	-
NET LOSS applicable to common stockholders	(2,952,125)	(2,686,757)	(5,617,678)	(5,921,077)

Net loss per share applicable to common stockholders-basic and diluted	$(0.79)	$(3.22)	$(1.76)	$(6.51)

Weighted average shares outstanding-basic and diluted	3,758,512	834,990	3,196,616	909,623

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended
	March 31,
	2020	2019	% ∆

Net Loss	$(2,950,905)	$(2,686,757)
Interest expense (income), net	29,096	37,417
Depreciation and amortization	66,537	97,673
Stock based compensation expense (income)	226,668	267,094
Bad debt expense	-	-
Total non-cash items	322,301	402,184
Consolidated Adjusted EBITDA (loss)	$(2,628,604)	$(2,284,573)	15%

	Six Month Period Ended
	March 31,
	2020	2019	% ∆

Net Loss	$(5,613,646)	$(5,921,077)
Interest expense (income), net	58,187	69,028
Depreciation and amortization	141,604	232,724
Stock based compensation expense	432,758	757,338
Bad debt expense	-	(8,633)
Total non-cash items	632,549	1,050,457
Consolidated Adjusted EBITDA (loss)	$(4,981,097)	$(4,870,620)	2%